Exhibit 5.1

Westward Law, llc	3273 E. Warm Springs Las Vegas, NV 89120
Telephone: 702-595-8005
Email: keavery@westwardlaw.com

December 14, 2020

Xenetic Biosciences, Inc.

40 Speen Street, Suite 102

Framingham, Massachusetts 01701

Re: Xenetic Biosciences, Inc., Registration Statement on Form S-3 (Registration No. 333-227572)

Ladies and Gentlemen:

We have acted as Nevada corporate counsel for Xenetic Biosciences, Inc., a Nevada corporation (the “Company”), in connection with the proposed issuance of up to 2,448,980 shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”). The Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on September 27, 2018 (Registration No. 333-227572) (as so filed and amended, the “Registration Statement”), a base prospectus dated October 12, 2018 included in the Registration Statement at the time it originally became effective (the “Base Prospectus”) and a prospectus supplement dated December 10, 2020 filed with the Commission pursuant to Rule 424(b) of the Act (together with the Base Prospectus, the “Prospectus”). The Shares are being sold pursuant to a securities purchase agreement, dated as of December 10, 2020, by and between the Company and the investors named therein (the “Securities Purchase Agreement”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, officer’s certificates and such other instruments, obtained for this opinion as well as prior opinions, as we have deemed necessary or advisable for the purpose of rendering this opinion. In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, the truth of representations made by officers of the Company and the authenticity of the originals of all documents.

As to matters of fact material to this opinion, we have relied to the extent we deemed reasonably appropriate upon current and past representations or certificates of officers or directors of the Company we have received, without independently verifying the accuracy of such documents, records and instruments.

Our opinion herein is expressed solely with respect to the corporate laws of the State of Nevada. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

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Xenetic Biosciences, Inc.

December 14, 2020

On the basis of the foregoing, and in reliance thereon, we are of the opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Securities Purchase Agreement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K dated December 14, 2020 and further consent to the reference of our name under the caption “Legal Matters” in the Prospectus, which is a part of the Registration Statement. In giving this consent, we believe but do not hereby guarantee or admit that we are “experts” within the meaning of such term as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission with respect to any part of the Registration Statement or related Prospectus, nor do we guarantee or admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ WESTWARD LAW, LLC